UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 14, 2005

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA		92128
(Address of principal executive offices)		(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On June 14, 2005, Accredited Home Lenders Holding Co. (the “Company”) engaged Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent registered public accounting firm for the 2005 fiscal year. On June 14, 2005, the Company dismissed its current independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”). The decision to change accounting firms was approved by the Audit Committee of the Company’s Board of Directors.

Deloitte’s audit reports on the Company’s consolidated financial statements as of and for the years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In the two fiscal years ended December 31, 2004 and 2003, and from January 1, 2005 to the date of this report, there have been no disagreements between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except as set forth below:

In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, which the Company filed with the Securities and Exchange Commission on April 1, 2005, Management’s Report on Internal Control Over Financial Reporting stated that, because of the material weakness disclosed in those reports relating to the Company’s accounting for cash flows from mortgage origination activities, the Company’s internal control over financial reporting was not effective as of December 31, 2004; and Deloitte’s report on the effectiveness of the Company’s internal control over financial reporting expressed an opinion that, because of such material weakness, the Company had not maintained effective internal control over financial reporting as of December 31, 2004. The Audit Committee of the Company’s Board of Directors discussed the subject matter of this reportable event with Deloitte. The Company has given permission to Deloitte to respond fully to the inquiries of the successor auditor, including concerning the subject matter of this reportable event.

The Company has provided Deloitte with a copy of the statements made in this Report and has requested that Deloitte furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Deloitte agrees with the above statements and, if not, stating the respects in which it does not agree. Attached as Exhibit 16.1 is a copy of Deloitte’s letter, dated August 4, 2005.

The Company engaged Grant Thornton as the Company’s independent registered public accounting firm as of the date set forth above. Prior to such date, the Company did not consult with Grant Thornton regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered by Grant Thornton on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as defined in Item 304(a)(1)(v) of Regulation S-K.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

16.1	Deloitte & Touche LLP letter, dated August 4, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: August 4, 2005	By:	/s/ James A. Konrath
		Name:	James A. Konrath
		Title:	Chief Executive Officer